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                                  [EXHIBIT 2.2]



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                     SCHEDULES AND EXHIBITS OMITTED FROM THE
                            STOCK PURCHASE AGREEMENT
                                AS FILED HEREWITH

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1         Disclosure Schedule of Can-Am detailing exceptions, qualifications and other matters with respect to the representations and warranties of Can-Am under the Stock Purchase Agreement.

2 Disclosure Schedule of the Company detailing exceptions, qualifications and other matters with respect to the representations and warranties of the Company under the Stock Purchase Agreement.

3         Form of Promissory Note.

4         Allocation of Purchase Price.

5         Form of Non-Competition and Confidentiality Agreement.

6         Right of First Refusal Agreement (AMG).

7 Right of First Refusal Agreement (Acquisitions offered to AMG or the Stockholders).

8         Management Services Agreement.

9         Form of Employment Agreement.

10        Supply Agreement.

11        Agreement by and between Robert Oringer and the Company.

12        Opinion of Counsel to the Company and the Stockholders.

13        Opinion of Counsel to AMG, the AMG Stockholders and certain
          Stockholders.

14        Registration Rights Agreement.

15        Lock-Up Agreement.

16        Opinion of Counsel to the Purchasers.

17        Escrow Agreement.

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